Exhibit 10.3

                                TRUST AGREEMENT


     THIS TRUST AGREEMENT, executed as of April 15, 1998 by and between EMT Corp., an Indiana corporation ("EMT"), and KEYBANK INDIANA, N.A as Trustee ("Trustee"), WITNESSES:

     WHEREAS, EMT is authorized and empowered to acquire education loans made pursuant to the Higher Education Act of 1965, as amended ("Student Loans");

     WHEREAS, EMT requires Student Loans to be acquired and held, IN TRUST, for the benefit of EMT by a trustee bank acting as an eligible lender trustee as contemplated by the Higher Education Act of 1965, as amended; and

     NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained herein, EMT and the Trustee agree that the Trustee shall acquire and hold Student Loans as directed by EMT (all hereinafter referred to as the "Trust Property"), and sell, pledge and distribute the Trust Property in accordance with the provisions of this Trust Agreement.

                                    ARTICLE I
                          ACQUISITION OF STUDENT LOANS

     (A) The Trustee will from time to time during the term of the Trust acquire and hold Student Loans designated by EMT under your lender number 833495 with the Department of Education. EMT shall provide the funds necessary to acquire such Student Loans and shall cause such funds to be wired directly to the sellers of such Loans. EMT shall deliver to the Trustee a confirmation of the identity of the Student Loans acquired.



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     (B) The Trustee shall hold title to all Student Loans acquired by it for the benefit of EMT, and shall sell, pledge or otherwise transfer ownership of such Student Loans in accordance with directions received from EMT from time to time.

     (C) Any funds received by Trustee in respect of Student Loans held as part of the Trust Property shall be paid and distributed from the Trust to EMT or its designee upon receipt.

     (D) Pending use for the purchase of Student Loans or disbursement to EMT or its designee as provided above, any funds held by the Trustee shall be invested in accordance with instructions received by the Trustee from EMT.

     (E) All Student Loans to be acquired under the Trust Agreement shall be acquired pursuant to a Loan Purchase Agreement between EMT and the seller and the benefits of such Loan Purchase Agreements shall be assigned by EMT to the Trustee. The Trustee shall assign the benefits of such agreements to pledgees or transferees of such Student Loans as directed by EMT. The Trustee shall utilize the remedies provided for in the Loan Purchase Agreements at the direction and for the benefit of EMT and its pledgees or assignees.

                                   ARTICLE II

                    REVOCATION; AMENDMENT; SUCCESSOR TRUSTEE

     EMT shall have the right at all times and from time to time: (a) to modify or amend this Trust Agreement; (b) to terminate the trust hereby created in whole or in part to the extent Student Loans are no longer held by the Trustee as part of the Trust Property; and (c) to add to or to withdraw any part or all of the property from the trust. The duties and responsibilities of the Trustee may not, however, be substantially increased without its written consent. EMT shall have the right to remove the Trustee for any reason upon 60 days written notice to the Trustee

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and appoint a successor trustee to whom all the Trust Property shall be transferred by the Trustee. The Trustee may resign upon sixty (60) days written notice to EMT, PROVIDED, HOWEVER, the Trustee agrees not to resign for at least five (5) years except for good cause. Upon receipt of such notice, EMT shall appoint a successor trustee to whom the Trustee shall transfer the Trust Property. The Trustee's resignation shall not be effective until a successor trustee has been appointed and has accepted the Trust Property. The Trustee warrants that it is a bank in good standing under the laws applicable to it and is an "eligible lender" as defined in the Higher Education Act of 1965, as amended, and has been recognized and will remain an "eligible holder" of Student Loans, so long as it is Trustee.

                                   ARTICLE III

                           SERVICING OF STUDENT LOANS

     All Student Loans held by the Trustee as part of the Trust Property shall be serviced by EFS Services, Inc., ("EFS") or such other servicer designated from time to time by EMT pursuant to agreements between EMT and the applicable servicers as agreed upon by EMT from time to time. The Trustee shall cooperate with such servicer and as necessary enter into a loan servicing agreement with such servicer upon terms approved by EMT. The promissory notes representing Student Loans held as part of the Trust Property shall be held by the servicer of such Student Loans or such other person as may be designated by EMT. The servicer shall receive on behalf of the Trustee and EMT all principal, interest, special allowance payments and other funds paid in respect of such Student Loans and shall remit such funds to EMT or its designee. EMT shall be responsible for paying the fees charged by the servicer for servicing such Student Loans. The Trustee shall have no liability to EMT or others as a result of acts or omissions by the


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 servicer in servicing such Student Loans.

                                   ARTICLE IV

                             PLEDGE OF STUDENT LOANS

     All or a large portion of the funds to be used to acquire Student Loans will be funds borrowed by EMT pursuant to certain notes, bonds, commercial paper or other financings. Repayment of such borrowed funds will typically be secured by a pledge of the Student Loans and proceeds thereof, acquired with such borrowed funds. To facilitate and secure these financings, the Trustee (pursuant to directions received from EMT) shall pledge the Student Loans and proceeds and revenues thereof to the trustees for various EMT financings. The Trustee shall execute such pledge agreements, UCC forms, assignments and other documents and instruments and do such other acts as EMT shall request from time to time in order to perfect these pledges.

                                    ARTICLE V

                              POWERS; GOVERNING LAW

     In the administration of the trust created by this Trust Agreement, in addition to the powers granted by law, the Trustee shall, subject to the provisions of this Trust Agreement, have the following powers, duties, authority, responsibilities and discretion:

     (a) The Trustee shall keep and maintain all the records and books of account of such trust.

     (b) The Trustee shall, with the consent of and upon terms and conditions directed by EMT, at any time and from time to time, to sell, assign, transfer, lease, mortgage, pledge and convey, any part or all of the Trust Property, without any appraisement or notice or bond or any

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other formalities, and without any authorizing or confirming order or orders of court, at public or private sale, and with or without notice, for cash or upon credit, or for part cash and part credit. No purchaser of any securities or other real or personal property sold by the Trustee, while purporting to exercise any power under this Trust Agreement, shall be under any duty of diligence as respects either the application of the proceeds or the propriety or wisdom of such sale.

     (c) No bond shall be required of the Trustee and no liability shall attach to the Trustee for any act by the Trustee, or for any losses which may be sustained or shrinkages in value which may occur in the administration of the trust, except in the event of a negligent, reckless or willful breach of trust.

     (d) The Trustee may employ such attorneys as are, in the judgment of the Trustee necessary, may consult with such attorneys and shall be protected in any action taken or omitted to be taken in accordance with, and in reliance upon, the opinion of counsel so retained.

     (e) The Trustee shall be permitted to conclusively rely on any certificate, statement or document it believes to be genuine. The Trustee shall have no duty to monitor or investigate the activities of EMT, except as set forth herein.

     This Trust Agreement and all of the parties' and beneficiaries' rights and duties hereunder shall be governed by the laws of the State of Indiana. Except for a negligent, reckless or willful breach of trust, the Trustee shall not be liable for any loss incurred by reason of any action or lack of action mandated by EMT's direction to the Trustee. The duties of the Trustee under this Agreement are only such duties as are imposed herein and no other duties, expressed or implied, shall be imposed or imputed to the Trustee.

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                                   ARTICLE VI

                        RECORDS, REPORTS AND INSPECTIONS

         EMT or the servicer of the Student Loans shall keep accurate books and records with respect to the Student Loans held in trust and shall deliver to the Trustee within ten (10) days following the end of each calendar month an accounting of material transactions relating to such Student Loans. The Trustee shall have the right and privilege, at all reasonable hours and upon reasonable notice, to have access to and to examine the books and records of EMT and the servicer of the Student Loans and the promissory notes evidencing the Student Loans, which shall be held by the servicer or other person designated by EMT.

                                   ARTICLE VII

                                      FEES

         The Trustee shall periodically bill EMT for its fees and expenses for serving as Trustee, and EMT shall be responsible for paying such amounts.

                                  ARTICLE VIII

                                     NOTICES

         Except as provided below, all notices, requests, demands, consents, waivers and other communications given under this Trust Agreement shall be in writing and shall be delivered, or mailed, first class postage prepaid, addressed as follows:

         If to EMT:                        8425 Woodfield Crossing Blvd.
                                           Suite 510
                                           Indianapolis, Indiana 46240
                                           Attention: President

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         If to Trustee:                    KeyBank Indiana, N.A.
                                           900 Market Tower
                                           10 West Market Street
                                           Indianapolis, Indiana 46204
                                           Attention: Corporate Trust Department

     Directions given to the Trustee by EMT may be by telephone, telecopy or in writing delivered to the Trustee but if given orally shall be subsequently confirmed in writing.

                                   ARTICLE IX

                                 BINDING EFFECT

     This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

     IN WITNESS WHEREOF, EMT CORP. AND KEYBANK INDIANA, N.A. have duly authorized and executed this Trust Agreement.

          EMT CORP.

                                             By: /s/ John F. Wieczorek
                                               --------------------------------
                                             Printed: John F. Wieczorek
                                             Title:  President

                                                            "EMT"

                                             KEYBANK INDIANA, N.A.

                                             By:/s/ Donna M. Newgent
                                                  ------------------------------
                                             Printed: Donna M. Newgent
                                                      --------------------------
                                             Title: Trust Adminstrator
                                                   -----------------------------

                                                            "Trustee"

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